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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Apartment Investment and Management Company ("AIMCO") of our report dated October 20, 1997 with respect to the Combined Statement of Revenues and Certain Expenses of the Thirty-five Acquisition Properties (consisting of Brant Rock Village Apartments, Freedom Place Apartments, Surrey Oaks Apartments, Sand Castles Apartments, Shadow Lake Apartments, Tall Timbers Apartments, Woodhollow Apartments, Windsor Landing Apartments, Olmos Club Apartments, Timbertree Apartments, Beacon Hill Apartments, Blossomtree Apartments, Ferntree (Colonnade) Apartments, Foothills Apartments, Fox Bay Apartments, Foxtree Apartments, Grovetree (The Arbors) Apartments, Hazeltree Apartments, Hiddentree Apartments, Islandtree Apartments, Orchidtree Apartments, Pine Creek Apartments, Polo Park Apartments, Quailtree Apartments, Rivercrest Apartments, Sand pebble Apartments, Shadetree Apartments, Silktree Apartments, Twinbridge Apartments, Village Park Apartments, Wickertree Apartments, Wildflower Apartments, Wydewood Apartments, Yorktree Apartments, and The Hills Apartments), for the year ended December 31, 1996, appearing in the Current Report on Form 8-K dated October 15, 1997 of AIMCO.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 5, 1997